Exhibit 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:

Victoria Sivrais

FD

312-553-6715 / victoria.sivrais@fd.com

Asset Acceptance Capital Corp. Reports First Quarter 2011 Results

Earnings per fully diluted share increase to $0.04 from $0.01 in the prior year period

Warren, Mich., April 28, 2011 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today reported results for the quarter ended March 31, 2011.

First Quarter 2011 Financial Highlights:

Cash collections for the first quarter of 2011 increased 2.3% compared to the prior year period to $91.3 million. Excluding collections on healthcare portfolios, which were sold in the third quarter of 2010, collections increased 4.4%.

First quarter revenues were $50.4 million, a decline of $1.2 million compared to the prior year period. Revenue on purchased receivables was $50.0 million during the quarter, a decline of $1.0 million from the prior year. The Company reported net impairments of $1.1 million on purchased receivables versus net impairments of $0.1 million in the prior year period.

Operating expenses were $45.9 million or 50.3% of cash collections, a decline of $2.5 million or 5.1% and an improvement of 390 basis points as a percentage of cash collections when compared to the year earlier period.

The Company reported net income of $1.1 million, or $0.04 per fully diluted share, during the first quarter of 2011, compared to net income of $0.4 million, or $0.01 per fully diluted share, in the first quarter of 2010.

Adjusted Earnings Before Interest Taxes Depreciation and Amortization (“Adjusted EBITDA”) was $47.2 million, a 10.9% increase from $42.5 million in the first quarter of 2010.

During the first quarter of 2011, the Company invested $46.4 million to purchase charged-off consumer debt portfolios with a face value of $1,228.7 million, for a blended rate of 3.78%. This compares to the prior-year first quarter, when the Company invested $29.6 million to purchase consumer debt portfolios with a face value of $818.6 million, representing a blended rate of 3.62% of face value. All purchase data is adjusted for buybacks.

Rion Needs, President and CEO of Asset Acceptance Capital Corp, commented: “We continue to see improving trends in our business, as we were able to sustain the positive momentum we generated at the end of 2010. The initiatives we implemented during 2010 to streamline our cost structure, improve our analytics, and enhance our business model have clearly gained traction during the first quarter and favorably impacted our results. We are increasingly more confident in the near- and long-term prospects for our business and look forward to further capitalizing on our initiatives to drive long-term growth.”

Asset Acceptance First Quarter 2011 Results

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Please refer to Supplemental Financial Data beginning on page four for additional information about the Company’s financial results for the three months ended March 31, 2011 and prior year quarters. In addition, please see a reconciliation of net income according to Generally Accepted Accounting Principles (“GAAP”) to Adjusted EBITDA on page ten.

First Quarter 2011 Earnings Conference Call

Asset Acceptance Capital Corp. will host a conference call at 4:30 p.m. Eastern today to discuss these results and current business trends. To listen to a live webcast of the call and access the presentation, please go to the investor section of the Company’s web site at www.AssetAcceptance.com. A replay of the webcast will be available until April 28, 2012.

About Asset Acceptance Capital Corp.

For more than 45 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.

Asset Acceptance Capital Corp. Safe Harbor Statement

This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables, collections and costs, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include reference to the Company’s presentations and webcasts. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. These Risk Factors include the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and in other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Factors that could affect our results and cause them to materially differ from those contained in the forward-looking statements include the following:

•	our ability to maintain existing, and to secure additional financing on acceptable terms;

Asset Acceptance First Quarter 2011 Results

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•	failure to comply with government regulation, including our ability to successfully conclude the on-going FTC matter;

•	our ability to purchase charged-off receivable portfolios on acceptable terms and in sufficient amounts;

•

a decrease in collections if changes in or enforcement of debt collection laws impair our ability to collect, including any unknown ramifications from the recently passed Dodd-Frank Wall Street Reform and Consumer Protection Act;

•	the costs, uncertainties and other effects of legal and administrative proceedings impacting our ability to collect on judgments in our favor;

•	ongoing risks of litigation in our litigious industry, including individual and class actions under consumer credit, collections and other laws;

•	a decrease in collections as a result of negative attention or news regarding the debt collection industry and debtors’ willingness to pay the debt we acquire;

•	instability in the financial markets and continued economic weakness limiting our ability to access capital and to acquire and collect on charged-off receivable portfolios;

•	concentration of a significant portion of our portfolio purchases during any period with a small number of sellers;

•	our ability to respond to changes in technology to remain competitive;

•	our ability to substantiate our application of tax rules against examinations and challenges made by tax authorities;

•

our ability to make reasonable estimates of the timing and amount of future cash receipts and assumptions underlying the calculation of the net impairment charges or IRR increases for purposes of recording purchased receivable revenues;

•	our ability to collect sufficient amounts from our purchases of charged-off receivable portfolios;

•	our ability to diversify beyond collecting on our purchased receivables portfolios into ancillary lines of business;

•	our ability to successfully hire, train, integrate into our collections operations and retain in-house account representatives;

•	our ability to acquire and to collect on charged-off receivable portfolios in industries in which we have little or no experience;

•	any significant and unanticipated changes in circumstances leading to goodwill impairment could adversely impact earnings and reduce our net worth; and

•	other unanticipated events and conditions that may hinder our ability to compete.

Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.

Asset Acceptance First Quarter 2011 Results

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Supplemental Financial Data

Quarterly trends for certain financial metrics are shown in the table below.

(Unaudited, $ in Millions, except collections per account representative)	Q1 ‘11	Q4 ‘10	Q3 ‘10	Q2 ‘10	Q1 ‘10

Total revenues	$50.4	$47.5	$48.5	$50.9	$51.6

Cash collections	$91.3	$76.5	$78.9	$84.2	$89.2

Operating expenses to cash collections	50.3%	70.8%	60.9%	55.6%	54.2%

Call center collections	$51.7	$41.7	$43.7	$45.5	$50.5

Legal collections	$39.6	$34.8	$35.2	$38.7	$38.7

Amortization rate	45.2%	38.9%	40.0%	39.9%	42.7%

Core amortization (1)	52.8%	44.8%	46.2%	47.7%	51.3%

Collections on fully amortized portfolios	$13.2	$10.1	$10.6	$13.8	$14.9

Investment in purchased receivables (2)	$46.4	$16.8	$41.2	$48.4	$29.6

Face value of purchased receivables (2)	$1,228.7	$297.9	$1,172.9	$1,495.3	$818.6

Average cost of purchased receivables (2)	3.78%	5.65%	3.51%	3.24%	3.62%

Number of purchased receivable portfolios	37	19	34	41	28

Collections per account representative FTE (3)	$50,607	$40,762	$41,292	$40,400	$41,645

Average account representative FTE’s (3)	639	679	723	796	913

(1)	The core amortization rate is calculated as total amortization divided by collections on non-fully amortized portfolios.
(2)	All purchase data is adjusted for buybacks.
(3)	Historical information has not been adjusted for the 2010 collection center closings.

Asset Acceptance First Quarter 2011 Results

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The following table summarizes purchased receivable revenues and amortization rates by year of purchase:

	Three months ended March 31, 2011
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2005 and prior	$14,815,610	$12,722,345	N/M	N/M	$(1,185,400)	$10,263,269
2006	7,212,285	4,174,191	42.1%	8.01%	(503,000)	759,665
2007	10,687,926	4,659,185	56.4	4.01	467,000	344,254
2008	13,950,138	6,766,566	51.5	4.36	—	1,826,379
2009	20,471,582	9,258,956	54.8	4.21	2,304,000	—
2010	21,959,233	10,762,537	51.0	2.97	—	—
2011	2,188,160	1,693,929	22.6	3.50	—	—

Totals	$91,284,934	$50,037,709	45.2%	5.12%	$1,082,600	$13,193,567

	Three months ended March 31, 2010
Year of Purchase	Collections	Revenue	Amortization Rate (1)	Monthly Yield (2)	Net Impairments (Reversals)	Zero Basis Collections
2004 and prior	$16,193,506	$13,380,526	N/M	N/M	$99,680	$10,984,194
2005	5,206,427	2,468,654	52.6%	9.51%	—	1,116,501
2006	11,645,445	6,494,651	44.2	6.79	—	1,413,271
2007	14,939,366	7,598,421	49.1	4.07	—	890,231
2008	18,351,057	8,742,410	52.4	3.42	—	113,130
2009	21,965,825	11,766,152	46.4	3.52	—	399,488
2010	913,704	635,732	30.4	2.31	—	—

Totals	$89,215,330	$51,086,546	42.7%	5.34%	$99,680	$14,916,815

(1)	“N/M” indicates that the calculated percentage is not meaningful.
(2)	The monthly yield is the weighted-average yield determined by dividing purchased receivable revenues recognized in the period by the average of the beginning monthly carrying values of the purchased receivables for the period presented.

Purchased Receivable Revenues

The table below shows components of revenue from purchased receivables, the amortization rate and the core amortization rate. The Company uses core amortization to monitor performance of pools with remaining balances, and to determine if impairments, impairment reversals, or yield increases should be recorded. Core amortization trends may identify over or under performance compared to forecast for pools with remaining balances.

The following factors contributed to the change in amortization rates from the prior year:

•

amortization of receivables balances for the first quarter of 2011 increased compared to the same period in 2010. Portfolio balances that amortize too slowly in relation to current or expected collections may lead to impairments. If portfolio balances amortize too quickly and we expect collections to continue to exceed expectations, previously recognized impairments may be reversed, or if there are no impairments to reverse, assigned yields may increase;

•

net impairments are recorded as additional amortization, and increase the amortization rate, while net reversals have the opposite effect. The net impairment for 2011 increased total amortization compared to the prior year period; and

Asset Acceptance First Quarter 2011 Results

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•

declining zero basis collections in the first quarter of 2011 compared to the same period in 2010 increased the amortization rate because 100% of these collections are recorded as revenue and do not contribute towards portfolio amortization.

	Three Months Ended March 31,
($ in millions)	2011	2010
Cash collections:
Collections on amortizing pools	$78.1	$74.3
Zero basis collections	13.2	14.9

Total collections	$91.3	$89.2

Amortization:
Amortization of receivables balances	$39.5	$37.3
Impairments	2.8	0.1
Reversals of impairments	(1.7)	—
Cost recovery amortization	0.7	0.7

Total amortization	$41.3	$38.1

Purchased receivable revenues, net	$50.0	$51.1

Amortization rate	45.2%	42.7%

Core amortization rate (1)	52.8%	51.3%

(1)	The core amortization rate is calculated as total amortization divided by collections on non-fully amortized portfolios.

Asset Acceptance First Quarter 2011 Results

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Operations

(Unaudited)

	Three months ended March 31,
	2011	2010
Revenues
Purchased receivable revenues, net	$50,037,709	$51,086,546
Gain on sale of purchased receivables	—	217,023
Other revenues, net	355,282	251,095

Total revenues	50,392,991	51,554,664

Expenses
Salaries and benefits	17,945,483	19,504,866
Collections expense	23,703,216	24,192,940
Occupancy	1,420,857	1,752,127
Administrative	1,779,766	1,741,368
Depreciation and amortization	1,050,652	1,162,382
Loss on disposal of equipment and other assets	—	201

Total operating expenses	45,899,974	48,353,884

Income from operations	4,493,017	3,200,780
Other income (expense)
Interest expense	(2,660,056)	(2,628,425)
Interest income	87	1,042
Other	(2,020)	14,602

Income before income taxes	1,831,028	587,999
Income tax expense	745,465	231,482

Net income	$1,085,563	$356,517

Weighted average number of shares:
Basic	30,725,786	30,670,728
Diluted	30,822,828	30,739,269
Earnings per common share outstanding:
Basic	$0.04	$0.01
Diluted	$0.04	$0.01

Asset Acceptance First Quarter 2011 Results

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Financial Position

	March 31, 2011	December 31, 2010
	(Unaudited)
ASSETS

Cash	$6,526,033	$5,635,503
Purchased receivables, net	326,248,663	321,318,255
Income taxes receivable	351,350	3,760,731
Property and equipment, net	12,077,819	13,055,723
Goodwill	14,323,071	14,323,071
Other assets	5,110,393	5,680,237

Total assets	$364,637,329	$363,773,520

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable	$3,168,083	$2,958,214
Accrued liabilities	17,012,099	25,178,707
Income taxes payable	1,233,757	1,407,794
Notes payable	163,784,956	157,259,956
Capital lease obligations	181,536	202,479
Deferred tax liability, net	53,661,247	52,863,654

Total liabilities	239,041,678	239,870,804

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized; issued shares — 33,267,166 and 33,248,915 at March 31, 2011 and December 31, 2010, respectively	332,672	332,489
Additional paid in capital	149,743,946	149,438,202
Retained earnings	18,223,648	17,138,085
Accumulated other comprehensive loss, net of tax	(1,350,309)	(1,680,370)
Common stock in treasury; at cost, 2,632,214 and 2,627,339 shares at March 31, 2011 and December 31, 2010, respectively	(41,354,306)	(41,325,690)

Total stockholders’ equity	125,595,651	123,902,716

Total liabilities and stockholders’ equity	$364,637,329	$363,773,520

Asset Acceptance First Quarter 2011 Results

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ASSET ACCEPTANCE CAPITAL CORP.

Consolidated Statements of Cash Flows

(Unaudited)

	Three months ended March 31,
	2011	2010
Cash flows from operating activities
Net income	$1,085,563	$356,517
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,050,652	1,162,382
Amortization of deferred financing costs	354,042	275,605
Deferred income taxes	581,376	105,217
Share-based compensation expense	305,927	219,009
Net impairment of purchased receivables	1,082,600	99,680
Non-cash revenue	(39)	(5,864)
Loss on disposal of equipment and other assets	—	201
Gain on sale of purchased receivables	—	(217,023)
Changes in assets and liabilities:
Decrease (increase) in other assets	215,802	(430,310)
Decrease in accounts payable and other accrued liabilities	(7,290,549)	(1,463,268)
Decrease in income tax receivable, net	3,235,344	142,695

Net cash provided by operating activities	620,718	244,841

Cash flows from investing activities
Investment in purchased receivables, net of buybacks	(46,177,633)	(31,548,959)
Principal collected on purchased receivables	40,164,664	38,034,968
Proceeds from sale of purchased receivables	—	217,049
Purchase of property and equipment	(192,660)	(313,241)

Net cash (used in) provided by investing activities	(6,205,629)	6,389,817

Cash flows from financing activities
Borrowings under notes payable	48,200,000	22,100,000
Repayments of notes payable	(41,675,000)	(27,437,558)
Payments on capital lease obligations	(20,943)	(13,305)
Purchase of treasury shares	(28,616)	—

Net cash provided by (used in) financing activities	6,475,441	(5,350,863)

Net increase in cash	890,530	1,283,795
Cash at beginning of period	5,635,503	4,935,248

Cash at end of period	$6,526,033	$6,219,043

Supplemental disclosure of cash flow information
Cash paid for interest, net of capitalized interest	$2,326,723	$2,447,691
Net cash received for income taxes	(3,071,252)	(16,430)
Non-cash investing and financing activities:
Change in fair value of interest rate swap liability	546,278	285,950
Change in unrealized loss on cash flow hedge, net of tax	(330,061)	(202,477)
Change in purchased receivable obligations	—	(2,399,832)

Asset Acceptance First Quarter 2011 Results

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Reconciliation of GAAP Net Income to Adjusted EBITDA (Unaudited)

This press release includes a discussion of “Adjusted EBITDA,” which is a non-GAAP financial measure. The Company defines Adjusted EBITDA as net income plus (a) the provision for income taxes, (b) interest expense, net, (c) depreciation and amortization, (d) share-based compensation, (e) gain or loss on sale of assets, net, (f) non-cash restructuring charges and impairment of assets, (g) purchased receivables amortization, and (h) in accordance with the Company’s credit facilities, certain FTC related charges.

The Company believes this non-GAAP financial measure provides important supplemental information to management and investors. This non-GAAP financial measure reflects an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the accompanying reconciliation to the most directly comparable GAAP financial measure, provide a more complete understanding of factors and trends affecting the Company’s business and results of operations.

Management uses Adjusted EBITDA for planning purposes, including the preparation of internal budgets and forecasts; in communications with the Board of Directors, stockholders, analysts and investors concerning its financial performance; as a key component in management’s annual incentive compensation plan; and as a measure of operating performance for the financial covenants in the Company’s amended credit agreement. The Company also believes that analysts and investors use Adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies in its industry.

Adjusted EBITDA, which is a non-GAAP financial measure, should not be considered an alternative to, or more meaningful than, net income prepared on a GAAP basis. Management strongly encourages investors to review the Company’s consolidated financial statements in their entirety and to not rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare this financial measure with other companies’ non-GAAP financial measures having the same or similar names. In addition, the Company expects to continue to incur expenses similar to the non-GAAP adjustments described above, and exclusion of these items from the Company’s non-GAAP measure should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

The Company provided the following table which reconciles GAAP net income, as reported, to Adjusted EBITDA:

	Three Months Ended March 31,
	2011	2010
Net income	$1,085,563	$356,517
Adjustments:
Income tax expense	745,465	231,482
Interest expense, net	2,659,969	2,627,383
Depreciation and amortization	1,050,652	1,162,382
Share-based compensation	305,927	219,009
Gain on sale of assets, net	—	(216,822)
Purchased receivables amortization	41,247,225	38,128,784
FTC related charges	64,239	—

Adjusted EBITDA	$47,159,040	$42,508,735